Exhibit 10.19

MICRUS CORPORATION

SERIES E PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     THIS SERIES E PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT is made as of February 21, 2005 (this “Agreement”) by and among MICRUS CORPORATION, a Delaware corporation (the “Company”), and each person or entity (each, an “Investor”) whose name appears on the signature page of this Agreement. Hereinafter, Investors in the Series E Preferred Stock and Warrant Financing will be collectively referred to as the “Investors”.

BACKGROUND

     The Company desires to sell, and each Investor desires to purchase, shares of Series E Convertible Preferred Stock, par value $0.01, of the Company (the “Series E Preferred Stock”), convertible into shares of Common Stock, par value $0.01, of the Company (the “Common Stock”) and warrants to purchase Common Stock as set forth opposite such Investor’s name on the Schedule of Investors attached hereto as Exhibit A.

TERMS

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

     1. Agreement to Sell and Purchase the Series E Preferred Stock and Warrants.

          1.1 Sale and Purchase of the Series E Preferred Stock. The Company hereby issues and sells to each Investor, and each such Investor severally agrees to purchase from the Company, the number of shares of Series E Preferred Stock designated to be purchased by such Investor on Exhibit A hereto for the aggregate purchase price designated to be paid by such Investor named on the Exhibit A hereto.

          1.2 Issuance of Warrants. Each Investor shall receive a warrant in substantially the form attached hereto as Exhibit B (each, a “Warrant”) which provides (i) in the event no public offering of the Company’s equity securities has occurred on or before December 31, 2005, the Warrant will be exercisable at any time after December 31, 2005 for that number of shares of Common Stock equal to 50% of the number of shares of Series E Preferred Stock the holder of the Warrant purchased pursuant to this Agreement at an exercise price of $4.00 per share; and (ii) in the event the Company closes a public offering of the Company’s equity securities in which the proceeds per share of Series E Preferred Stock held by the holder of the Warrant prior to such public offering (before the payment of any underwriting discounts and assuming such share of Series E Preferred Stock was converted into Common Stock and such shares of Common Stock are sold in such public offering) (the “Series E Proceeds per Share”) is less than $6.00 per share, the Warrant will become immediately exercisable for (in addition to any shares that it may be exercisable pursuant to subsection (i) above) that number of shares of Common Stock equal to the quotient of (a) $6.00 less the Series E Proceeds per Share; divided by (b) the proceeds per share of Common Stock in such public offering (before the payment of any underwriting discounts); multiplied by the number of shares of Series E Preferred Stock the holder of the Warrant purchased in the Financing, at an exercise price of $0.0001 per share.

          1.3 Delivery of Securities. At the Closing (as defined in Section 4 below), the Company shall deliver to each Investor a stock certificate representing that number of shares of Series E Preferred Stock being purchased by such Investor hereunder registered in the name of such Investor, and a Warrant to purchase that number of shares of Common Stock as determined pursuant to Section 1.2 above registered in the name of such Investor. Delivery shall be made against receipt by the Company of a certified check or checks payable to the order of the Company or by wire transfer of funds to the account of the Company representing each Investor’s aggregate purchase price as set forth on Exhibit A hereto.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions delivered separately by the Company to each Purchaser (the “Schedule of Exceptions”), which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 Organization, Authority and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and further that the Company is qualified as a foreign corporation in all jurisdictions in which such qualification is required; provided, however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or liabilities of the Company in excess of $100,000, whether individually or in the aggregate (hereinafter referred to as a “Material Adverse Effect”). The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Stockholders’ Agreement (as defined below), to issue the Series E Preferred Stock, Warrants and the Common Stock issuable upon conversion of the Series E Preferred Stock and exercise of the Warrants, and to perform the obligations hereunder on its part to be performed.

          2.2 Authorization. The execution and delivery of this Agreement and the Stockholders’ Agreement and the performance by the Company of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of the Company, its officers, directors and stockholders, and the authorization, sale, issuance and delivery of the Series E Preferred Stock and Warrants pursuant hereto and the Common Stock issuable upon conversion of the Series E Preferred Stock pursuant to the Restated Certificate and the exercise of the Warrants has been taken. When duly executed and delivered by the Company, this Agreement and the Stockholders’ Agreement (assuming due authorization, execution and delivery by the Investors) will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor’s rights and remedies generally and general principles of equity, including commercial reasonableness, good faith and fair dealing.

          2.3 Issuance of Securities. The rights, preferences, privileges and restrictions of the Series E Preferred Stock are as stated in the Restated Certificate (as defined in Section 4 below). When issued and delivered in accordance with this Agreement, the shares of Series E Preferred Stock, the Warrants and the shares of Common Stock reserved for issuance upon conversion of the Series E Preferred Stock and exercise of the Warrants, will be validly issued, fully paid, non-assessable and will be free of any liens or encumbrances. The Series E Preferred Stock and the shares of Common Stock issuable upon conversion of the Series E Preferred Stock and exercise of the Warrants have been duly and validly reserved for issuance.

          2.4 Capitalization. The capitalization of the Company on the date hereof and the number of issued and outstanding shares of capital stock and options and warrants exercisable for capital stock of the Company are as set forth on Schedule 2.4 hereto. Of the 3,750,000 shares that have been designated “Series E Preferred Stock, “ there will be no shares issued and outstanding immediately prior to the Closing. Except as set forth on Schedule 2.4 attached hereto, there are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law, the Restated Certificate (as defined in Section 4 below) or Bylaws of the Company or any agreement to which the Company is a party, or otherwise, other than as contemplated by this Agreement or that certain Amended and Restated Stockholders’ Agreement dated the date hereof by and among the Investors, the Company and certain other parties thereto, attached hereto as Exhibit C (the “Stockholders’ Agreement”). All outstanding shares of Common Stock and Preferred Stock, and all shares of Common Stock and Preferred Stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities held by directors or officers of the Company or by holders of 1% or more of the Company’s outstanding capitalization are subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering.

          2.5 Rights of Registration and Voting Rights. Except as contemplated in the Stockholders’ Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

          2.6 Corporate Documents. Copies of the Restated Certificate and Bylaws of the Company and the minute books of the Company have been made available for review by Investor or counsel for the Investor. The copy of the minute books of the Company made available to the Investor or counsel for the Investor contain minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflect all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects. The copies of the Restated Certificate and Bylaws made available pursuant to this

Section 2.6 are true, correct and complete and, with respect to the Restated Certificate and Bylaws, contain all amendments through the date thereof.

          2.7 Use of Proceeds. The net proceeds received by the Company from the sale of the Series E Preferred Stock shall be used by the Company for research and development commitments, marketing and clinical development expenses, capital expenditures, working capital and other general corporate purposes. No proceeds received by the Company from the sale of the Series E Preferred Stock shall be available or used to redeem any capital stock of the Company except for the redemption of the Series E Preferred.

          2.8 Absence of Liabilities; Contracts. Other than as set forth on Schedule 2.8, as of the date of this Agreement, the Company (a) has no liability of any nature, whether matured or unmatured that would have a Material Adverse Effect, and (b) is not a party to any written or oral contract, understanding, instrument, proposed transactions, judgments, orders, writs, decrees or agreement, which involves obligations of, or payments to, the Company in excess of $100,000 or any unperformed commitment by the Company that is to be performed in whole or in part after the date hereof.

          2.9 Intellectual Property Rights. Schedule 2.9 lists and describes all patents, patent applications, patent rights, mask works, mask work applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights and copyright applications (collectively, “Intellectual Property”) presently owned, licensed or held by the Company. The Company owns, licenses or otherwise possesses all of the Intellectual Property reasonably necessary for the conduct of the business of the Company as presently conducted and as proposed to be conducted. To the Company’s knowledge, the business as conducted or proposed to be conducted by the Company will not infringe or violate any Intellectual Property rights of any other person. No claim is pending or to the Company’s knowledge threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). All technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services to the Company. The Company is not aware of any infringement or misappropriation by others of any of its Intellectual Property. The Company has taken all reasonable steps necessary or appropriate to establish and maintain its ownership of the Intellectual Property.

          2.10 Financial Statements

               2.10.1 The Company has delivered to the Investors its reviewed, but unaudited annual financial statements for the fiscal year ended March 31, 2004 (and its unaudited financial statements through December 31, 2004, including the Company’s balance sheet, income statement and statement of cash flows (collectively, the “Financial Statements”).

               2.10.2 The Financial Statements fairly and accurately present the Company’s financial position as of those dates and the results of operations and changes in its financial position for such periods then ended, and have been prepared in accordance with GAAP applied on a consistent basis, subject to normal year-end adjustments.

               2.10.3 There are no debts, liabilities or claims against the Company that are not currently reflected in the Financial Statements, contingent or otherwise, which are or would be of a nature required to be reflected in a balance sheet prepared in accordance with GAAP other than liabilities incurred in the ordinary course of business which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company’s revenue recognition policies are in accordance with GAAP. The Company maintains a standard system of accounting in accordance with GAAP. The Company’s financial reserves are adequate to cover claims incurred.

               2.10.4 All of the accounts receivable and notes receivable owing to the Company as of the date hereof constitute valid and enforceable claims, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and rules or laws concerning equitable remedies arising from bona fide transactions in the ordinary course of business, and there are no known, contingent or asserted claims, refusals to pay, or other rights of set-off against any thereof known to the Company which have not been adequately reserved for and reflected in the Financial Statements.

          2.11 Title to Property and Assets. The Company has good and marketable title to its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The properties and assets of the Company are in good condition and repair in all material respects.

          2.12 Changes in Condition. Except as specifically set forth in this Agreement, since the latest date of the Financial Statements (December 31, 2004), (a) the Company has not entered into any transaction which was not in the ordinary course of business, (b) the Company has not incurred any tax liability that would have a Material Adverse Effect, (c) there has been no resignation or termination of employment of any officer or key employee of the Company and the Company does not know of any impending resignation or termination of employment of any such officer or key employee that if consummated would have a Material Adverse Effect, (d) there has been no labor dispute involving the Company or any of its respective employees and none is pending or, to the Company’s knowledge, threatened, (e) there has been no waiver by the Company of a valuable right or of a debt owing to the Company which would have a Material Adverse Effect, and (f) there has not been any satisfaction or discharge of any material lien, claim or encumbrance or any payment of any material obligation by the Company except in the ordinary course of business.

          2.13 Litigation. There is no action, proceeding, or investigation pending or, to the Company’s knowledge, threatened, or any basis therefor known to the Company, that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or that would result, either individually or in the aggregate, in a Material Adverse Effect. There is no judgment, decree, or order of any court in effect against the Company and the Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound. There is no action, suit, proceeding, or investigation by the Company currently pending or which the Company presently intends to initiate.

          2.14 Taxes. All federal, state, local, and foreign tax returns required to be filed by the Company have been filed and are true in all material respects, and all taxes, assessments, fees, and other governmental charges upon the Company, or upon any of its properties, income, or franchises, shown in such returns to be due and payable have been paid or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure so to file or to pay would not in the aggregate have a Material Adverse Effect.

          2.15 Compliance With Other Agreements. The Company is not in violation of any term or provision of its Restated Certificate or Bylaws, each as currently in effect and as contemplated to be in effect as of the Closing, or any material term or provision of any indebtedness, mortgage, lease, instrument, indenture, contract, agreement, judgment or, to the Company’s knowledge, any decree, order, statute, rule or regulation applicable to the Company, in each case, or in the aggregate, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Stockholders’ Agreement by the Company and the issuance of the Series E Preferred Stock and Warrants and the Common Stock issuable upon conversion or exercise thereof, will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice:

               2.15.1 any provision of the Company’s Restated Certificate or Bylaws;

               2.15.2 any provision of any judgment, decree or order to which the Company is a party or by which it is bound;

               2.15.3 any material contract, obligation or commitment to which the Company is a party or by which it is bound; or

               2.15.4 any statute, rule or governmental regulation applicable to the Company.

          2.16 Governmental and Third Party Consent. Subject to the accuracy of Investors’ representations in Section 3 of this Agreement, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, local, or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the timely filing of the notice required by the securities laws of those states in which Investors are resident.

          2.17 Related Party Transactions. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). No employee, officer, stockholder, key employee or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a significant business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. To the Company’s knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          2.18 Insurance. The Company has in full force and effect fire and casualty insurance policies, with financially sound and reputable insurers, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its material tangible properties that might be damaged or destroyed and in all other respects customary for similarly situated companies. The Company also has general commercial and product liability insurance policies with coverage customary for similarly situated companies.

          2.19 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.20 Compliance with Laws. The Company is not in violation of any applicable statute, law or regulation where such violation would have a Material Adverse Effect on the Company, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          2.21 Disclosure. The Company has fully provided Investors with all the information that Investors have requested for deciding whether to acquire the Series E Preferred Stock and Warrants and all information that the Company believes is reasonably necessary to enable Investors to make such a decision, including certain of the Company’s projections describing its proposed business (collectively, the “Business Plan”). No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Investors at the Closing, or the Business Plan (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the extent the Business Plan was prepared by management of the Company, the Business Plan and the financial and other projections contained in the Business Plan were prepared in good faith; however, the Company does not warrant that it will achieve such projections, but the Company believes there is a reasonable basis for such projections.

          2.22 Invention Assignment. Each employee and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

     3. Representations and Warranties of Investors. Each Investor severally represents and warrants to the Company as follows:

          3.1 Power and Authority. Such Investor has the power and ability to make, execute, deliver and perform this Agreement, without the consent of any other person.

          3.2 Binding Effect. This Agreement (assuming due execution and delivery by the Company and the other Investors) constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor’s rights and remedies generally and general principles of equity, including commercial reasonableness, good faith and fair dealing.

          3.3 Memorandum. Such Investor has been furnished with and has carefully read the Business Plan. Such Investor acknowledges and understands that the financial projections and other estimates contained in the Business Plan are based on the best estimates of the Company derived from reasonable expectations at the time such projections and estimates were made. Investor further acknowledges that the projections are subject to change inasmuch as all material events and circumstances cannot be predicted and unanticipated events and circumstances are likely to occur. Therefore, no representation or warranty as to the accuracy of these projections is being made by the Company and no assurances can be given that the projected results will actually be achieved.

          3.4 Investment Risk. Such Investor recognizes that investment in the Company involves substantial risks, and the Investor has taken full cognizance of and understands all of the risk factors related to the acquisition of the Series E Preferred Stock, Warrants, and Common Stock issuable upon conversion of the Series E Preferred Stock and exercise of the Warrants (collectively, the “Securities”).

          3.5 Access to Information. Such Investor has had full and complete access to all relevant financial and other information relating to the Company, including the opportunity to question appropriate officers of the Company, inspect appropriate corporate records of the Company and otherwise satisfy itself as to all material facts concerning the Company. Such Investor acknowledges receipt of a summary of Company Risk Factors which describes many of the risks and uncertainties inherent in any investment in the Company’s stock.

          3.6 Purchase for Investment. The Securities being issued and sold hereunder have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any applicable state securities laws and are subject to restrictions upon any resale or other disposition thereof as set forth in the Stockholders’ Agreement. The Securities are being acquired for such Investor’s own account for investment only, and not with a view to distribution, assignment or resale, in whole or in part, to any other person.

          3.7 Regulatory Approval. Such Investor acknowledges that the future success and profitability of the Company is highly contingent upon obtaining marketing approvals for its products from the U.S. Food and Drug Administration and other regulatory entities outside the United States and that there can be no assurances that such approvals will be obtained in a timely manner or otherwise.

          3.8 Dilution. Such Investor acknowledges that the purchase of the Series E Preferred Stock will involve immediate substantial dilution based on the price per share of Common Stock paid by the founding stockholders of, and prior investors in, the Company.

          3.9 Investor Suitability Standards. Such Investor:

               3.9.1 has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment in the Securities;

               3.9.2 has made an independent investigation and evaluation of the financial position and business condition of the Company and the value of the Securities;

               3.9.3 is able to bear the economic risk of the investment in the Securities (i.e., can afford a complete loss), and such Investor’s commitment to all illiquid investments is reasonable in relation to such Investor’s net worth;

               3.9.4 is familiar with the nature of and risks attending such investments in securities and has determined that the purchase of the Securities is consistent with its investment objectives and income prospects;

               3.9.5 is aware that no trading market for the Securities will exist at any time and that the Securities will at no time be freely transferable;

               3.9.6 has adequate means of providing for such Investor’s current needs and possible personal contingencies, and has no need for liquidity in this investment in the Securities;

               3.9.7 has not employed any broker or finder in connection with the transactions contemplated by this Agreement; and

               3.9.8 is an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act.

     4. Conditions to and Deliveries at Closing. The closing of the transactions contemplated by this Agreement (the “Closing”), shall take place at the offices Heller Ehrman Venture Law Group on the date hereof, or such other place or time as shall be mutually agreed upon by the Company and Investors acquiring an aggregate of at least one million of the shares of Series E Preferred Stock sold. Thereafter, the Company may sell the remaining authorized shares of Series E Preferred Stock on the terms set forth herein to such Investors as it shall deem appropriate and who shall become parties hereto; provided that the sale of such shares shall be consummated prior to the earlier of (i) June 30, 2005; or (ii) the date the Company files a registration statement with the Securities and Exchange Commission covering a public offering of the Company’s capital stock. At or before the Closing:

          4.1 Securities; Purchase Price. The Investors shall receive stock certificates evidencing their ownership of the Series E Preferred Stock, which shares of Series E Preferred Stock shall have been duly authorized and issued by the Company, and Warrants to purchase that number of shares of Common Stock of the Company determined pursuant to Section 1.2 above, and the Company shall receive from each Investor the purchase price set forth next to such Investor’s name on Exhibit A hereto.

          4.2 Corporate Proceedings; Consents, Etc. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors.

          4.3 Opinion of Counsel. The Investors shall have received from Heller Ehrman White & McAuliffe LLP, counsel for the Company, its opinion addressed to the Investors, dated the date of the Closing, in the form of Exhibit D attached hereto.

          4.4 Amended and Restated Certificate of Incorporation. The Board of Directors of the Company shall have duly adopted resolutions setting forth, among other things, the designations, rights, preferences and privileges and qualifications, limitations and restrictions of the Series E Preferred Stock, and the Eleventh Amended and Restated Certificate of Incorporation of the Company, in the form of Exhibit E attached hereto (the “Restated Certificate”), shall have been filed with and accepted by the Secretary of State of Delaware and shall have become effective and evidence of the foregoing in form satisfactory to the Investors shall have been delivered thereto.

          4.5 Blue Sky Matters. All consents, approvals, qualifications and/or registrations required to be obtained, if any, or effected under any applicable state securities or “blue sky” laws in connection with the designation, issuance, sale and delivery of the Series E Preferred Stock, the Warrants and the issuance, sale and delivery of the Common Stock issuable upon conversion of the Series E Preferred Stock and exercise of the Warrants shall have been obtained or effected (except for the filing of any notice subsequent to the Closing which may be required under applicable state securities laws which, if required, shall be filed on a timely basis as may be so required) and copies of the same delivered to the Investor.

          4.6 Stockholder’s Agreement. Concurrent with the Closing, the Company and the Investors shall have entered into an Amended and Restated Stockholder’s Agreement in substantially the form attached hereto as Exhibit C.

          4.7 Certificate of Good Standing. The Company shall deliver to each Investor a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware.

          4.8 Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 2 hereof shall be true and correct as of the date of Closing with the same force and effect as if they had been made as of the Closing, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

          4.9 Compliance Certificate. The Company shall have delivered to the Purchasers a Compliance Certificate, executed by the President of the Company, dated the date of Closing, to the effect that the conditions specified in subsections Sections 4.2 and 4.8 have been satisfied.

     5. Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to the Company:

Micrus Corporation
Attention: Chief Financial Officer
610 Palomar Avenue
Sunnyvale, CA 94085

with a copy to:

Orrick, Herrington & Sutcliffe LLP
Attn: Glen R. Van Ligten
1000 Marsh Road
Menlo Park, CA 94025-1015

     If to the Investors, to the names and addresses set forth on Exhibit A, or to such address subsequently provided by an Investor to the Company.

     All such notices shall be in writing and shall be deemed to have been duly given when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery. All notices to international addresses shall be sent via nationally recognized express courier.

     6. Headings. The headings in this Agreement are for convenience only, form no part of this Agreement and shall not affect its interpretation.

     7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to conflict of laws provisions.

     8. Specific Enforcement; Other Remedies. The parties hereto acknowledge that each would be irreparably damaged in the event the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, a non-breaching party will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its terms, in addition to any other remedy to which such non-breaching party may be entitled at law or in equity.

     9. Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors and administrators; provided, that, except as otherwise specifically permitted pursuant to this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, except transfers to affiliates of such Investor. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     10. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile signature, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     11. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

     12. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13. Expenses. The Company shall pay the reasonable fees and expenses of Cooley Godward LLP, counsel for HBM BioVentures (Cayman) Ltd., reasonable fees and expenses of experts, consultants and the like and other expenses incurred in connection with performing due diligence with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, provided such fees and expenses do not exceed, in the aggregate, $20,000.

     14. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series E Preferred Stock sold pursuant hereto and outstanding at the time of such amendment or waiver (provided that the Company may amend Exhibit A to reflect additional Investors who become parties to the Agreement pursuant to Section 4 hereof without giving notice to or obtaining approval of the Investors). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

[SIGNATURE PAGES FOLLOW]

     The parties hereto have executed this Micrus Corporation Series E Preferred Stock and Warrant Purchase Agreement as of the date first written above.

THE COMPANY:

MICRUS CORPORATION

/s/ Robert A. Stern

Signature

Robert A. Stern, Executive Vice President

Print Name and Title of Signatory

     The parties hereto have executed this Micrus Corporation Series E Preferred Stock and Warrant Purchase Agreement as of the date first written above.

INVESTOR:

Signature

Print Name of Investor

Print name and title of signatory (if entity)

LIST OF EXHIBITS

EXHIBITS
Exhibit A	List of Investors, number of shares to be purchased and aggregate purchase price

Exhibit B	Form of Warrant

Exhibit C	Form of Stockholders’ Agreement

Exhibit D	Form of Opinion of Heller Ehrman White and McAuliffe LLP

Exhibit E	Form of Eleventh Amended and Restated Certificate of Incorporation

EXHIBIT A

SCHEDULE OF INVESTORS

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF STOCKHOLDERS’ AGREEMENT

EXHIBIT D

FORM OF OPINION OF HELLER EHRMAN WHITE & MCAULIFFE

EXHIBIT E

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION